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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT AUDITORS


As independent auditors, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 2, 2001, November 27, 2001 and March 6, 2002, pertaining to the financial statements of State Industries, Inc. and its subsidiaries as of and for the year ended December 31, 2000 included in A. O. Smith Corporation's Current Report on Form 8-K, dated December 28, 2001, as amended on March 12, 2002, and to all references to our firm included in this registration statement.


                                        /s/ Lattimore Black Morgan & Cain, PC

                                        Lattimore Black Morgan & Cain, PC

Brentwood, Tennessee
April 18, 2002